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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Playboy Enterprises, Inc. for the registration of shares of its Class B Common Stock and to the incorporation by reference therein of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Playboy Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission and to the inclusion therein of our report dated February 10, 2004, with respect to the consolidated balance sheets of Playboy Enterprises, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2003.

/s/ Ernst & Young LLP
Chicago, Illinois April 6, 2004

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  Exhibit 23.1